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                                                                    Exhibit 5.1

                         BABIRAK, VANGELLOW & CARR, P.C.
                         ATTORNEYS AND COUNSELORS AT LAW
                               1828 L Street, N.W.
                                   Suite 1000
PHONE: (202) 467-0920         Washington, D.C. 20036    Offices Also Located In:
 FAX: (202) 318-4486                                    -----------------------
                                                             Maryland
                                                             Virginia
   E-MAIL ADDRESS:                                           London, England
   ncarr@bvcpc.com


  INTERNET ADDRESS:
    www.bvcpc.com

                                 April 22, 2004

Board of Directors
Guardian Technologies International, Inc.
21351 Ridgetop Circle
Suite 300
Dulles, Virginia  20166

         RE:      REGISTRATION STATEMENT ON FORM S-8
                  ----------------------------------

Gentlemen:

         We have acted as counsel to Guardian Technologies International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to stock options (the "Options") to purchase up to 30,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), and relating to a maximum of 30,000,000 shares of Common Stock of the Company issuable upon exercise of Options granted or to be granted pursuant to the Company's Amended and Restated 2003 Stock Incentive Plan (the " 2003 Plan").

         We have examined the 2003 Plan, the Certificate of Incorporation, as amended, and the By Laws of the Company, the minutes of the various meetings and consents of the Company's Board of Directors, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the Options to purchase up to 30,000,000 shares of Common Stock which are the subject of the Registration Statement have been duly authorized and when issued in accordance with the 2003 Plan will be enforceable in accordance with their terms, and the 30,000,000 shares of Common Stock which are the subject of the Registration Statement have been duly authorized and when issued, and paid for in accordance with the terms of the Options and the 2003 Plan under which the Options are issued will be duly authorized, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name appearing in such Registration Statement.

                                                 Very truly yours,

                                                 BABIRAK, VANGELLOW & CARR, P.C.
                                                 /s/ Neil R.E. Carr, Member